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                                EXHIBIT 23


                    CONSENT OF INDEPENDENT ACCOUNTANTS



     We consent to the incorporation by reference in (i) the Registration Statements on Form S-8 of U. S. Trust Corporation (File
No. 2-78763, File No. 33-16162, File No. 33-29738 and File No. 33-51463)
pertaining to the United States Trust Company of New York and Affiliated Companies 1981 Incentive Stock Option Plan, 1986 Stock Option Plan and 1989 Stock Compensation Plan, (ii) the Registration Statements on Form S-8 of U. S. Trust Corporation (File No. 33-00028, File No. 33-5433 and File No. 33-22453) pertaining to the Employees' Profit-Sharing Plan of United States Trust Company of New York and Affiliated Companies, (iii) the Registration Statement on Form S-8 of U. S. Trust Corporation (File No. 33-34140) pertaining to the U. S. Trust Corporation Stock Option Plan for Non-Employee Directors, (iv) the Registration Statement on
Form S-3 of U. S. Trust Corporation (File No.33-44058) pertaining to an offering by certain selling shareholders of up to 206,307 Common Shares, par value $1 per share, of U. S. Trust Corporation, (v) the Registration Statement on Form S-3 of U. S. Trust Corporation (File No. 33-49163) pertaining to an offering by certain selling shareholders of up to 111,109 Common Shares, par value $1 per share, of U. S. Trust Corporation and (vi) the Registration Statement on Form S-3 of U.S. Trust Corporation (File No. 33-49627) pertaining to an offering by certain selling shareholders of up to 89,000 Common Shares, par value $1 per share, of U.S. Trust Corporation of our report dated January 19, 1994 on our audits of the consolidated financial statements of U. S. Trust Corporation and Subsidiaries as of December 31, 1993 and 1992 and for the years ended December 31, 1993, 1992, and 1991, which report is included in Exhibit 13 of this Annual Report on Form 10-K.




                                                  Coopers & Lybrand





New York, New York
March 22, 1994

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